Exhibit 99.1

Northern Star Investment Corp. II To Transfer Listing To NYSE American

Friday, February 24, 2023

New York, NY, Feb. 24, 2023 (GLOBE NEWSWIRE) -- Northern Star Investment Corp. II (NYSE: NSTB, NSTB.U, NSTB WS) (“Northern Star II”), announced today that it will transfer its listing from the New York Stock Exchange (the “NYSE”) to the NYSE American LLC (the “NYSE American”). Northern Star II received written confirmation that it received the final approval for listing from the staff of NYSE American on February 24, 2023.

In connection with the transfer, Northern Star II will voluntarily delist from the New York Stock Exchange, and expects to begin trading on the NYSE American on or about March 1, 2023. Northern Star II’s decision to transfer to the NYSE American was made to permit the continued listing of its securities following recent redemptions of Northern Star II’s common stock in connection with the vote to extend the deadline by which Northern Star II must complete its initial business combination. Following the transfer to the NYSE American, Northern Star II intends to continue to file the same types of periodic reports and other information it currently files with the U.S. Securities and Exchange Commission.

About Northern Star Investment Corp. II

Northern Star Investment Corp. II is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The management team and Board of Directors are composed of veteran consumer, media, technology, retail and finance industry executives and founders. For additional information, please visit https://northernstaric2.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Northern Star II’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Contact Information:

Jonathan Ledecky

Chief Operating Officer

c/o Graubard Miller

(212) 818-8800

Primary Identifiers: NSTB-US

Related Identifiers: NSTB-US

Subjects: Press releases, Company Announcement, Exchange News, Exchange announcement